Exhibit 99.1

NEWS RELEASE

Geokinetics to Present at EnerCom’s Conference

HOUSTON, TEXAS — February 17, 2012 — Geokinetics Inc. (NYSE AMEX: GOK) today announced that Richard F. Miles, President and Chief Executive Officer, will present at the EnerCom’s The Oil and Services ConferenceTM in San Francisco, CA on Wednesday, February 22, 2012 at 1:30 p.m. EST (10:30 a.m. PST, 12:30 p.m. CST).

The slide presentation and a link to the live audio webcast will be available on the Company’s website at http://www.geokinetics.com on the day of the presentation.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Contact:

Richard F. Miles

President and Chief Executive Officer

Geokinetics

(713) 850-7600